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                                                                    EXHIBIT 10.4


                           INDEMNITY ESCROW AGREEMENT


                  THIS ESCROW AGREEMENT dated as of October 31, 2000 among GEEG Holdings, L.L.C., a Delaware limited liability company (the "Buyer"), John L. McSweeney and Truman W. Bassett (each a "Seller" and collectively the "Seller"), and United States Trust Company of New York (the "Escrow Agent").


                              W I T N E S S E T H:


                  WHEREAS, pursuant to an Acquisition Agreement dated as of October 31, 2000 (the "Acquisition Agreement") among the Buyer, CFI Holdings, Inc. ("CFIH") and the Sellers, the Buyer has on this day acquired all of the outstanding capital stock of CFIH under the terms and conditions of the Acquisition Agreement;

                  WHEREAS, the Acquisition Agreement contains certain representations, warranties and covenants on the part of the Sellers and certain rights on the part of the Buyer to be indemnified with respect to a breach thereof;

                  WHEREAS, the Acquisition Agreement provides that the Buyer shall deposit into escrow with the Escrow Agent an amount equal to the Indemnity Escrow Amount, to secure the obligations of the Sellers to indemnify and hold the Buyer harmless from and against certain losses, claims, damages, liabilities, costs and expenses described in Section 6.7 and 9.2 of the Acquisition Agreement; and

                  WHEREAS, the parties hereto have agreed upon and wish to set forth herein the terms and conditions of said Escrow Agreement with respect to the Escrow Fund (as defined herein) to be held by the Escrow Agent;


                  NOW, THEREFORE, it is agreed as follows:

                  1. Definitions. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Acquisition Agreement.

                  2. Escrow Agent. The Buyer and the Sellers hereby designate and appoint the Escrow Agent to serve in accordance with the terms, conditions and provisions of this Escrow Agreement. The Escrow Agent hereby agrees to act as escrow agent in accordance with the terms, conditions and provisions of this Escrow Agreement.

                  3. Escrow Fund. Pursuant to Section 2.2(b) of the Acquisition Agreement, the Buyer hereby deposits into escrow with the Escrow Agent an amount equal to the Indemnity Escrow Amount (such amount, together with interest and other income accrued thereon; the "Escrow Fund"). All funds held by the Escrow Agent pursuant to this Agreement shall constitute trust property for the purposes for which they are held.

                  4. Liabilities Secured by Escrow Fund. The Escrow Fund shall, subject to the terms and conditions of this Escrow Agreement, be property of the Sellers which is held as security for the obligation of the Sellers to indemnify and hold the Buyer harmless against and in
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respect of any matter against or with respect to which the Buyer is indemnified under the provisions of Section 6.7 or 9.2 of the Acquisition Agreement.

                  5. Investment of Escrow Fund. (a) The Escrow Fund shall be invested and reinvested by the Escrow Agent in any one or more Permitted Investments (as defined below) from time to time as maturities occur and as directed in writing by the Sellers; provided, however, that in the absence of such written direction of the Sellers, the Escrow Fund shall be invested and reinvested by the Escrow Agent in the Government Money Fund issued by Excelsior Funds, Inc.

                  "Permitted Investments" shall mean each of (i) U.S. dollar denominated, direct, noncallable, full-faith-and-credit obligations of the federal government of the United States of America, (ii) certificates of deposit, banker's acceptances or time deposits having maturities of six months or less from the date of acquisition and issued by a United States commercial bank which has unsecured senior debt securities or letters of credit rated at least P-1 by Moody's Investors Service, Inc. or A-1 by Standard & Poor's Corporation, (iii) commercial paper or securities with maturities of 90 days or less from the date of acquisition rated at least P-1 by Moody's Investors Service, Inc. and A-1 by Standard & Poor's Corporation (or, with respect to clauses (ii) and (iii) above, if neither of such rating agencies is then providing ratings, the equivalent thereof by another investor service of comparable national recognition selected by the Sellers and reasonably acceptable to the Buyer) and (iv) shares in the Government Money Fund issued by Excelsior Funds, Inc.

                  (b) Neither the Buyer nor the Escrow Agent shall have liability for any loss incurred as a result of investments made in accordance with the provisions of this Section.

                  6. Investment Income. (a) All income, interest, increments and gains of any and all kinds realized shall be retained and reinvested as provided in Section 5 hereof until distributed pursuant to Section 6(b) below. All proceeds received by the Escrow Agent in respect of any investments of the Escrow Fund shall be added to and become part of the Escrow Fund.

                  (b) All income, interest, increments and gains realized on investments of the Escrow Fund shall be paid on December 31, 2000, and then at the end of each quarterly period thereafter, to the Sellers by wire transfer, one half of such amount to the account of McSweeney at [Bank] [Address], ABA#, [ ], Account [ ], Attn.: John L. McSweeney, Re: CFI Holdings, Inc. Indemnity Escrow Account established by, and for the benefit of, McSweeney and one half of such amount to the account of Bassett at [Bank] [Address], ABA#, [ ], Account
[ ], Attn.: Truman W. Bassett, Re: CFI Holdings, Inc. Indemnity Escrow Account established by, and for the benefit of, Bassett or in either case to such other wire transfer address or may be designated by such Seller.

                  (c) The Escrow Agent may liquidate any investments made hereunder at such time as it shall deem necessary to make payments in accordance with the provisions hereof. The Escrow Agent shall have no liability for any loss incurred as a result of liquidation made by it in accordance with the provisions of this Section 6(c).

                  7. Losses and Contribution Claims. If at any time or from time to time prior to the Termination Date (as defined in Section 9 hereof) the Buyer determines that it has a claim for Losses (as defined in Section 9.2 (a) of the Acquisition Agreement) against the Escrow Fund in respect of the indemnification obligations of either Seller set forth in Section 6.7 or 9.2 of the


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Acquisition Agreement, each of the Buyer and the Escrow Agent shall deliver to the Sellers a certificate (it being understood that (i) Buyer shall deliver such notice to the Escrow Agent, (ii) the failure of the Escrow Agent to provide such notice shall in no way affect the rights and obligations of the other parties pursuant to this Section 7 and (iii) the obligation of the Escrow Agent to provide such notice is subject to the prior receipt thereof from the Buyer) (the "Certificate"), which Certificate shall:

                  (i) state that the Buyer has paid or incurred liability for Losses for which the Buyer is entitled to indemnification;

                  (ii) specify in reasonable detail each individual item of Damage included in the amount so stated, the date on which the item was paid or incurred, the nature of the misrepresentation, breach of warranty, breach of covenant or claim to which each such item is related and the computation of the amount to which the Buyer claims to be entitled; and

                  (iii) be sent by certified mail, postage prepaid, substantially in the form attached hereto as Schedule 1 and, in the case of the Purchaser, with a copy of the Certificate to the Escrow Agent and state the date on which it was sent to the Sellers.

                  If within fifteen (15) business days after receiving the Certificate, the Buyer and the Escrow Agent shall not have received from the Sellers a written statement denying the existence of all or any part of such Losses then the Buyer may instruct the Escrow Agent in writing to deliver to Buyer so much of the Escrow Fund as may be available and as may be necessary to pay the amount of such Losses in full and the Escrow Agent shall promptly follow such instructions. If within fifteen (15) business days after the sending of the Certificate, the Buyer and the Escrow Agent shall have received from the Sellers a written statement denying all or a portion of such Losses then the Buyer may order the Escrow Agent in writing to deliver to the Buyer so much of the Escrow Fund as may be available and as may be necessary to pay any portion of such Losses that is not disputed, and the Escrow Agent shall promptly follow such instructions.

                  8. Resolution of Losses and Contribution Claims in Dispute. In the event that the Sellers deny all or a portion of any Losses within the time and in the manner specified in Section 7 hereof, the portion of such Losses in dispute shall be resolved as provided in Section 9.3(b) of the Acquisition Agreement. If the Buyer and the Sellers reach agreement on the disputed portion of the Losses, the Buyer and the Sellers shall jointly notify the Escrow Agent thereof and instruct the Escrow Agent in writing to deliver to the Buyer so much of the Escrow Fund as may be available and as may be necessary to pay the amount of such Losses or portion thereof that the Buyer and the Sellers agreed to be justified and the Escrow Agent shall promptly follow such instructions. If a court determines by final, non-appealable judgment or non-appealable order that all or a portion of such Losses is payable to the Buyer pursuant to the terms of the Acquisition Agreement, the Buyer may notify the Escrow Agent thereof, with a certified copy of such judgment or order, and may instruct the Escrow Agent in writing to deliver to the Buyer so much of the Escrow Fund as may be available and as may be necessary to pay the amount of such Losses or portion thereof that such court decided to be justified and the Escrow Agent shall promptly follow such instructions. If, after the Termination Date, a court determines by final, non-appealable judgment or non-appealable order that all or a portion of the amount of such


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Losses is not payable to the Buyer pursuant to the terms of the Acquisition
Agreement, the Sellers may notify the Escrow Agent thereof, with a certified copy of such judgment or order, and may instruct the Escrow Agent in writing to deliver to the Sellers an amount of the Escrow Fund equal to the amount of such Losses not payable to the Buyer pursuant to the terms of the Acquisition Agreement.

                  9. Termination. Upon the earlier to occur of (i) the date that is eighteen (18) months after the date hereof (the "Termination Date") and (ii) termination of this Escrow Agreement pursuant to Section 12 hereof, the Escrow Agent shall transfer, assign, deliver and pay over to the Sellers the entire balance of the cash and securities, if any, then in the Escrow Fund; provided, however, that on April 15, 2001, the Escrow Agent shall transfer, assign, deliver and pay over to the Sellers an amount equal to the amount, if any, by which the Escrow Fund exceeds the aggregate of $2,000,000 and the amount of any claims in dispute at such time. In the event that, on the Termination Date, there are Losses outstanding which have not been satisfied in full during such period because such Losses are in dispute, then the Escrow Agent shall retain an amount sufficient to satisfy any such Losses in full and shall transfer the balance of the Escrow Fund to the Sellers.

                  10. Fees. Each of the Buyer and the Sellers agree to pay the Escrow Agent 50% of the fees set forth on Schedule 2 hereto (incorporated herein by reference). Each of the Buyer and the Sellers further agree to reimburse the Escrow Agent an amount equal to 50% of any expenses, including reasonable counsel fees and expenses which it may incur in acting hereunder and the Escrow Agent's claim therefor shall constitute a first lien against the Escrow Fund. The Sellers shall pay the Escrow Agent 100% of the transaction fees incurred by the Escrow Agent in investing and reinvesting the Escrow Fund in the Permitted Investments. The Sellers may pay their share of any fees and expenses pursuant to this Section 10 out of the income, interest, increments and gains realized on investments of the Escrow Fund pursuant to Section 5 hereof.

                  11. Responsibilities of the Escrow Agent. The acceptance by the Escrow Agent of its duties under this Escrow Agreement is subject to the following terms and conditions, which the parties to this Escrow Agreement hereby agree shall govern and control with respect to its rights, duties, liabilities and immunities:

                  (a) The Escrow Agent shall act hereunder as depository only, and it shall not be responsible or liable in any manner whatsoever for the sufficiency of any amount deposited with it.

                  (b) The Escrow Agent shall be protected in acting upon any written notice, request, waiver, consent, receipt or other paper or document furnished to it, not only as to its due execution and the validity and effectiveness of its provisions but also as to the truth and acceptability of any information therein contained, which it in good faith believes to be genuine and what it purports to be.

                  (c) The Escrow Agent shall not be liable for any error of judgment, or for any act done or step taken or omitted by it, or for any mistake of fact or law or for anything which it may do or refrain from doing in connection herewith, except for fraud, gross negligence, willful misconduct or for any action taken or omitted in bad faith. The Buyer and the Sellers agree to jointly and severally indemnify and hold the Escrow Agent harmless


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         against any loss, liability, claim or demand arising out of or in connection with the performance of its obligations in accordance with the provisions of this Agreement, except where such obligations are performed under circumstances constituting fraud, gross negligence, willful misconduct or bad faith. The foregoing indemnities in this Section shall survive termination of this Agreement.

                  (d) The Escrow Agent may consult with, and obtain advice from, legal counsel in the event of any question as to any of the provisions hereof or its duties hereunder, and it shall incur no liability and shall be fully protected in acting in good faith in accordance with the opinion and instructions of such counsel.

                  (e) The Escrow Agent is responsible only for Form 1099 interest reporting. The Escrow Agent shall have no duties except those which are expressly set forth herein, and it shall not be bound by any notice of a claim, or demand with respect thereto, or any waiver, modification, amendment, termination or rescission of this Escrow Agreement, unless in writing received by it.

                  (f) The Escrow Agent may resign at any time by giving written notice thereof to the Buyer and the Sellers, but such resignation shall not become effective until a successor Escrow Agent mutually agreed to by the Buyer and the Sellers shall have been appointed and shall have accepted such appointment in writing. If an instrument of acceptance by a successor Escrow Agent shall not have been delivered to the Escrow Agent within thirty (30) days after the giving of such notice of resignation, the resigning Escrow Agent may petition any court of competent jurisdiction for the appointment of a successor Escrow Agent.

                  12. Amendment and Termination. This Escrow Agreement may be amended or terminated by and upon written notice to the Escrow Agent at any time given jointly by Buyer and the Sellers, but the duties or responsibilities of the Escrow Agent may not be amended or modified without its consent.

                  13. Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed given when (i) delivered by hand, (ii) transmitted by telecopier, provided that a copy is sent at about the same time by registered mail, return receipt requested and, provided further, that a transmission made on a day which is not a business day or after 3:00 pm on a business day shall be deemed given on the following business day, (iii) one business day after mailed, to the addressee, if sent by Express Mail, Fed Ex, or other overnight delivery service, or (iv) three business days after mailed, to the addressee, by regular mail delivery of the U.S. Postal Service, to the addressee at the following addresses or telecopier numbers (or to such other address or telecopier number as a party may specify by notice given to the other party pursuant to this provision):



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                  if to the Purchaser, to:

                  GEEG Holdings, L.L.C.
                  6120 South Yale
                  Suite 1480
                  Tulsa, OK  74136
                  Fax:  (918) 488-8389
                  Attention:  Larry Edwards

                  with a copy to:

                  Harvest Partners, Inc.
                  280 Park Avenue
                  33rd Floor
                  New York, NY  10017
                  Fax:  (212) 812-0100
                  Attention:  Stephen Eisenstein

                  and

                  White & Case LLP
                  1155 Avenue of the Americas
                  New York, New York  10036
                  Fax:  (212) 354-8113
                  Attention:  John M. Reiss, Esq.
                              Oliver C. Brahmst, Esq.

                  if to John L. McSweeney, to:

                  John L. McSweeney
                  41 Monroe Turnpike
                  Trumbull, CT  06611

                  with a copy to:

                  Bingham Dana LLP
                  One State Street
                  Hartford, CT  06103
                  Fax:  (860) 240-2800
                  Attention:  F. Mark Fucci, Esq.

                  if to Truman W. Bassett, to

                  Truman W. Bassett
                  86 Teller Road
                  Trumbull, CT  06611
                  Fax: (203) 452-9991



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                  with a copy to:

                  Bingham Dana LLP
                  One State Street
                  Hartford, CT  06103
                  Fax:  (860) 240-2800
                  Attention:  F. Mark Fucci, Esq.

                  if to the  Escrow Agent to:

                  United States Trust Company of New York
                  114 West 47th Street, 25th Floor
                  New York, NY  10036
                  Attention: Corporate Business Unit
                  Fax: (212) 852-1626
                  Re: CFI Holdings, Inc. Indemnity Escrow Account

or to such other person or address as shall be designated in writing by any such party.

                  14. Parties in Interest. This Agreement shall be binding upon and inure to the benefit of the Sellers, the Buyer and the Escrow Agent.

                  15. Execution by Escrow Agent. The execution of this Escrow Agreement by the Escrow Agent shall evidence its acceptance and agreement to the terms hereof.

                  16. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.






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                  IN WITNESS WHEREOF, the parties hereunto have duly caused this
Escrow Agreement to be executed as of the date first above written.


                                         JOHN L. MCSWEENEY



                                         By  /s/ Jack McSweeney
                                            --------------------------------
                                             Jack McSweeney, Seller
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                                         TRUMAN W. BASSETT



                                         By  /s/ Truman Bassett
                                            --------------------------------
                                             Truman Bassett, Seller

                                         GEEG HOLDINGS, L.L.C.



                                         By  /s/ Larry Edwards
                                            --------------------------------
                                            Name:
                                            Title:
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                                         UNITED STATES TRUST COMPANY OF
                                           NEW YORK, as Escrow Agent



                                         By  /s/ Sirojni Dindial
                                            --------------------------------
                                             Name: Sirojni Dindial
                                             Title: Assistant Vice President
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                                                                      SCHEDULE 1


                       LETTERHEAD OF GEEG HOLDINGS, L.L.C.

                                                              --------- --, ----

17 St. Mark Street
Auburn, MA  01501



Attention:  John L. McSweeney and Truman W. Bassett

Dear Sirs:

                  With reference to the Acquisition Agreement dated as of October 31, 2000 by and among GEEG Holdings, L.L.C., CFI Holdings, Inc., John L. McSweeney and Truman W. Bassett, and the Escrow Agreement dated as of October 31, 2000, among GEEG Holdings, L.L.C., John L. McSweeney, Truman W. Bassett and United States Trust Company of New York, as Escrow Agent, we hereby claim the following Losses (as defined in the Acquisition Agreement):

                  [INSERT THE NATURE OF THE CLAIM INCLUDING THE FOLLOWING:

         - ANY AMOUNT GEEG HOLDINGS, L.L.C. HAS PAID, PROPERLY ACCRUED OR ANTICIPATES THAT IT WILL INCUR FOR WHICH IT IS ENTITLED TO BE INDEMNIFIED UNDER SECTION [6.7 OR 9.2] OF THE ACQUISITION AGREEMENT

         - A DETAILED DESCRIPTION OF EACH INDIVIDUAL ITEM OF DAMAGE INCLUDED IN THE AMOUNT

         -     THE DATE, IF ANY, ON WHICH THE ITEM WAS PAID OR PROPERLY ACCRUED

         - THE BASIS FOR ANY ANTICIPATED LIABILITY AND NATURE OF THE MISREPRESENTATION, BREACH OF WARRANTY, BREACH OF COVENANT OR
               CLAIM TO WHICH EACH ITEM IS RELATED
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                                                                      SCHEDULE 1



         - THE COMPUTATION OF THE AMOUNT TO WHICH GEEG HOLDINGS, L.L.C. CLAIMS TO BE ENTITLED]

                                         Very truly yours,

                                         GEEG Holdings, L.L.C.


                                         By ___________________________
                                            Title:

                  cc: United States Trust Company of New York